Exhibit 23(d)1(1)f

            Sixth Amendment to Investment Advisory Agreement between
                 Registrant and Phoenix Investment Counsel, Inc.
                                 dated 10/23/03


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                SIXTH AMENDMENT TO INVESTMENT ADVISORY AGREEMENT
                ------------------------------------------------

         THIS AMENDMENT made by and between The Phoenix Edge Series Fund, a Massachusetts business trust having a place of business located at 101 Munson Street, Greenfield, Massachusetts (the "Fund") and Phoenix Investment Counsel, Inc., a Massachusetts corporation having a place of business located at 56 Prospect Street, Hartford, Connecticut (the "Adviser").

                                    RECITALS

         The parties mutually desire to amend the Agreement as follows:

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties do hereby agree to amend the Agreement as follows:

1. Any and all reference to the Phoenix-Kayne Large Cap Core Series shall hereby refer to the Phoenix-Kayne Rising Dividends Series.

2. Except as expressly amended hereby, all provisions of the Agreement remain in full force and effect and are unchanged in all other respects. All initial capitalized terms used herein shall have such meaning as ascribed thereto in the Agreement, as amended. All terms and phrases in quotations shall have such meaning as ascribed thereto in the Investment Company Act of 1940, as amended.

3. This Amendment shall become effective on the date first accepted by the Adviser which date is set forth on the signature page hereof.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original and, all of which, when taken together, shall constitute but one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto intending to be legally bound have caused this Amendment to be executed by their duly authorized officers or other representatives as of this 23rd day of October, 2003.

                                          THE PHOENIX EDGE SERIES FUND


                                          By:    /s/ Doreen A. Bonner
                                             -----------------------------------
                                          Name:  Doreen A. Bonner
                                          Title: Vice President


PHOENIX INVESTMENT COUNSEL, INC.

By:    /s/ Robert S. Driessen
   -------------------------------------
Name:  Robert S. Driessen
Title: Vice President



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                                  SCHEDULE A-6

                                  FEE SCHEDULE

               SERIES                                  INVESTMENT ADVISORY FEES

Phoenix-Kayne Rising Dividends Series                           0.70%